SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 19, 2003



                            Daleen Technologies, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-27491              65-0944514
   -------------------------------    ---------------     -------------------
   (State or other jurisdiction        (Commission         (IRS Employer
    of incorporation)                  File Number)       Identification No.)


           902 Clint Moore Road, Suite 230, Boca Raton, Florida        33487
           ----------------------------------------------------    -------------
               (Address of principal executive offices)             (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 5.       Other Events.


On October 30, 2003, Daleen Solutions, Inc. ("Daleen Solutions"), an indirect wholly owned subsidiary of Daleen Technologies, Inc. (the "Company"), delivered to Allegiance Telecom Company Worldwide ("Allegiance") a Notice of Election Not to Renew the BillingCentral Agreement between the parties under the current contractual terms. On October 31, 2003, Daleen Solutions filed its Motion of Daleen Solutions, Inc. for Relief From the Automatic Stay Under Section 362 of the Bankruptcy Code (the "Motion") and subsequently delivered a second Notice of Election Not to Renew. On November 19, 2003, the Bankruptcy Court denied the Motion. As a result of the denial of the Motion, the Billing Agreement will renew on December 31, 2003 for an additional one year term on the same terms and conditions as the existing Billing Agreement. If Allegiance ceases to do business with the Company and the Company fails to continue to obtain other revenue sources or fails to obtain additional financing or to engage in one or more strategic alternatives, it may have a material adverse effect on the Company's business, financial condition and results of operations.



Item 7.       Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits

             None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DALEEN TECHNOLOGIES, INC.


                                      By:   /s/ Gordon Quick
                                           -------------------------------------
                                           Gordon Quick
                                           President and Chief Executive Officer

Dated:  November 21, 2003